                                                            Exhibit 23.3

                                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Bank of the Ozarks, Inc. 401(k) Retirement Savings Plan of our report dated January 20, 1999, with respect to the consolidated financial statements of Bank of the Ozarks, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young, LLP

Little Rock, Arkansas
March 15, 1999